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                                                                    EXHIBIT 23.1


[PRICEWATERHOUSECOOPERS LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Amendment No. 2 on Form 8-K/A to the Current Report on Form 8-K of Budget Group, Inc. of our report dated March 5, 1998, on our audits of the consolidated financials statements of Ryder TRS, Inc. and Subsidiaries from Budget Group, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-49679) filed on April 8, 1998, as amended April 27, 1998.


/s/ PricewaterhouseCoopers LLP

Denver, Colorado
July 20, 1998